UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2005

SAFENET, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-20634	52-1287752
(Commission File Number)	(IRS Employer
Identification No.)

4690 Millennium Drive
Belcamp, Maryland 21017
(Address of Principal Executive Offices)  (Zip Code)

(443) 327-1200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On June 1, 2005, SafeNet, Inc. (“SafeNet”) entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) with Sidecast Merger Corp., a Delaware corporation and wholly-owned subsidiary of SafeNet (“Merger Sub”), MediaSentry, Inc., a Georgia corporation (“MediaSentry”), certain of the shareholders of MediaSentry, and the representative of the shareholders of MediaSentry, pursuant to which Merger Sub will be merged with and into MediaSentry and MediaSentry will become a wholly-owned subsidiary of SafeNet (the “Merger”). The aggregate consideration to be paid to the shareholders of MediaSentry in connection with the Merger is $20 million, consisting of an aggregate of $14 million in cash and $6 million in shares of common stock of SafeNet, subject to adjustment in accordance with the terms of the Merger Agreement, complemented by an earnout schedule. The parties have agreed that $4 million of the shares of SafeNet stock to be issued as consideration will be held in escrow for one year after closing as security for any claims of SafeNet under the Merger Agreement. The Merger is subject to certain closing conditions and is expected to close in June 2005.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements: None.

(b)	Pro forma financial information: None.

(c)	Exhibits:

Exhibit 2.1 Agreement and Plan of Reorganization dated June 1, 2005 by and among SafeNet, Inc., Sidecast Merger Corp., MediaSentry, Inc., certain of the shareholders of MediaSentry, Inc., and the representative of the shareholders of MediaSentry, Inc.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2005

SAFENET, INC.

By:	/s/ Anthony A. Caputo

Anthony A. Caputo
Chief Executive Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SAFENET, INC.
EXHIBIT INDEX TO FORM 8-K

EXHIBIT NO. ITEM

2.1	Agreement and Plan of Reorganization dated June 1, 2005 by and among SafeNet, Inc., Sidecast Merger Corp., MediaSentry, Inc., certain of the shareholders of MediaSentry, Inc., and the representative of the shareholders of MediaSentry, Inc.

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